                                                           EXHIBIT 4.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             SYPRIS SOLUTIONS, INC.


                  The undersigned Incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

        FIRST:  NAME.  The name of the Corporation is Sypris Solutions, Inc.

        SECOND: REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The Registered Agent at the same address is The Corporation Trust Company.

        THIRD: PURPOSES. The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:   INCORPORATOR.   The  name  and   mailing   address   of   the
incorporator is Dana M. Dembkowski, 1209 Orange Street, Wilmington, Delaware 19801.

        FIFTH:  CAPITAL STOCK.

        I. AUTHORIZED CAPITAL STOCK. The total number of shares which are authorized to be issued by the Corporation is 20,000,000 shares of common stock having a $.01 par value per share ("Common Stock"), 10,000,000 shares of nonvoting common stock having a $.01 par value per share ("Nonvoting Common Stock"), and 1,000,000 shares of preferred stock having a $.01 par value per share ("Preferred Stock").

               A description of the foregoing classes of stock of the Corporation and a statement of the voting powers, preferences and relative rights and the qualifications, limitations or restrictions granted to or imposed upon the shares of each class is as follows:

        II.    PREFERRED STOCK

               A. Authority is hereby vested in the Board of Directors, by resolution, to divide any or all of the authorized shares of Preferred Stock into series and, within the limitations imposed by law and this Certificate of Incorporation, to fix and determine as to each such series:

                   [1]   The voting rights and powers, if any, of the holders of
shares of such series;

                   [2]   The number of shares and designation of such series;

                   [3]   The annual dividend rate;

                   [4]   The prices at, and  the terms and  conditions on which,
shares of such series may be redeemed;

                   [5]   The  amounts  payable on  shares of such  series in the
event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                   [6] The terms, if any, upon which shares of such series may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices and the rate of conversion or exchange, any adjustments thereof, and all other terms and conditions;

                   [7]   The sinking fund provisions, if any, for the redemption
or purchase of shares of such series; and

                   [8]   Such other provisions  as may  be fixed by the Board of
Directors of the Corporation pursuant to the Delaware General Corporation Law.

               B. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

               C. The Corporation may at any time permitted by the resolution adopted by the Board of Directors providing for the issue of any series of Preferred Stock and at the redemption price or prices and on the terms and conditions stated in said resolution, redeem the whole or any part of the shares of any series of Preferred Stock at the time outstanding.

               D. Except when otherwise herein or by statute specifically provided, or except as provided by the resolution adopted by the Board of Directors providing for the issue of any series, the holders of shares of Preferred Stock shall not be entitled to vote at the election of directors or on any question arising at any meeting of stockholders of the Corporation.

               E. To the extent permitted by the Delaware General Corporation Law, the shares of Preferred Stock shall be convertible into other shares of the capital stock of this Corporation upon such terms and conditions and at such rates of conversion or exchange as may be provided by the resolution adopted by the Board of Directors providing for the issue of any series.

        III.  COMMON STOCK AND NONVOTING COMMON STOCK.   The  Common  Stock  and
Nonvoting Common Stock are identical, in all respects, except as follows:

               A. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a stockholders' vote, while no shares of Nonvoting Common Stock shall have any voting rights, except for those voting rights required by the Delaware General Corporation Law.

               B. Subject to the limitations prescribed herein, holders of the Common Stock and Nonvoting Common Stock shall participate equally in any dividends (payable in cash, stock or property) and stock splits, when and as declared by the Board of Directors, out of assets of the Corporation legally available therefor; provided, however, that, in the event of a stock split, or a pro rata stock dividend of like shares declared on outstanding shares, the holders of Common Stock shall receive shares of Common Stock and the holders of Nonvoting Common Stock shall receive shares of Nonvoting Common Stock.

               C. In the event the Corporation is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock and Nonvoting Common Stock shall participate equally in any distribution. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph.

               D. If at any time  while  there are  shares  of Common  Stock and
Nonvoting Common Stock issued and outstanding, it shall be determined by the Board of Directors, in its sole discretion, that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the quotation, listing, or trading of the Corporation's Common Stock or Nonvoting Common Stock on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System, or would otherwise have a material adverse effect on the Corporation, in any such case due to the Corporation having more than one class of common shares outstanding, then the Board of Directors may by reversion convert all outstanding Nonvoting Common Stock into Common Stock on a share-for-share basis. To the extent practicable, notice of such conversion of Nonvoting Common Stock specifying the date fixed for said conversion shall be mailed, postage prepaid, at least 10 days but not more than 30 days prior to said conversion date to the holders of record of shares of Common Stock and Nonvoting Common Stock at their respective addresses as the same shall appear on the books of the Corporation; provided, however, that no failure or inability to provide such notice shall limit the authority or ability of the Board of Directors to convert all outstanding Nonvoting Common Stock into Common Stock. Immediately prior to the close of business on said conversion date (or, if said conversion date is not a business day, on the next succeeding business day) each outstanding share of Nonvoting Common Stock shall thereupon automatically be converted into a share of Common Stock and each certificate theretofore representing shares of Nonvoting Common Stock shall thereupon and thereafter represent a like number of shares of Common Stock.

        IV. GENERAL.

               A. No holder of shares of the Corporation of any class, as such, shall have any preemptive right to subscribe for stock, obligations, warrants, subscription rights or other securities of the Corporation of any class, regardless of when authorized.

               B. For the purposes of this Article FIFTH and of any resolution of the Board of Directors providing for the issue of any series of Preferred Stock or of any certificate of amendment filed with the Secretary of State of the State of Delaware (unless otherwise expressly provided in any such resolution or certificate), any class or classes of stock of the Corporation shall be deemed to rank junior to any other class or classes if the rights of the holders thereof shall be subject or subordinate to the rights of the holders of shares of such other class or classes in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up.

         SIXTH: DIRECTORS. The affairs of the Corporation are to be conducted by a Board of Directors of not fewer than three (3) nor more than twelve (12) members, the number to be set by the directors as provided in the bylaws. The Board of Directors shall have the power to increase or decrease the number of directors on the Board of Directors last approved by the stockholders pursuant to and in accordance with the limitations provided by Delaware law; provided, however, that at no time shall the number of directors be fewer than three (3) nor more than twelve (12) without amendment of this Article. Any additional director or directors elected to fill a vacancy shall be elected by the vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office for a term that shall expire at the time of the next annual meeting of stockholders at which directors are elected. In no case will a decrease in the number of directors shorten the term of any incumbent director.

         SEVENTH: STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely written notice of such nomination or nominations has been given to the Secretary of the Corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Each such notice to the Secretary shall set forth: (a) the name, age and address of the stockholder who intends to make the nomination; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

         EIGHTH: CALL OF SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Directors in writing, or by the holders of not less than fifty percent (50%) of all shares entitled to cast votes at the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

         NINTH: ELIMINATION OF DIRECTOR LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         TENTH: BYLAWS. The bylaws for the Corporation may be adopted, amended and repealed by the Board of Directors, subject to repeal or change by action of the stockholders.

         ELEVENTH:  RIGHT TO INDEMNIFICATION.

               A. INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

               B. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses of directors and executive officers of the Corporation, and may pay the expenses of all other officers, employees or agents of the Corporation, incurred in defending any proceeding, in advance of its final disposition, PROVIDED, HOWEVER, that the payment of expenses incurred by a director, officer, employee or agent in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that the director, officer, employee or agent is not entitled to be indemnified under this Article ELEVENTH or otherwise.

               C. CLAIMS. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               D. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article ELEVENTH shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

               E. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

               F. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article ELEVENTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

        TWELFTH: ELECTION OF DIRECTORS. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

        THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of September, 1997.


                          By: /S/ DANA M. DEMBKOWSKI
                              Incorporator
                              Dana M. Dembkowski

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:30 PM 10/24/2001
                                                       010532440-2799254


                           CERTIFICATE OF DESIGNATION
                            OF PREFERENCES AND RIGHTS
                          OF PREFERRED STOCK, SERIES A,
                            OF SYPRIS SOLUTIONS, INC.

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware

         Sypris Solutions, Inc. (the "Corporation"), a corporation organized under the Delaware General Corporation Law (the "DGCL"), in accordance with
Section 103 of the DGCL, DOES HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors as of October 23, 2001 adopted the following resolution, creating a series of Preferred Stock designated as Preferred Stock, Series A:

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors"), in accordance with the provisions of its Certificate of Incorporation a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

         Section 1. DESIGNATION AND NUMBER OF SHARES. This series of the Preferred Stock shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") with a par value of $.01 per share. The number of shares initially issuable as the Series A Preferred Stock shall be 11,000; provided, however, that, if more than a total of 11,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of October 23, 2001, between the Corporation and LaSalle Bank National Association, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, shall, if then permitted by the DGCL, direct by resolution or resolutions that a certificate of the Corporation be properly executed, acknowledged and filed with the Secretary of State of Delaware providing for the total number of shares issuable as Series A Preferred Stock to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

         Section 2.  DIVIDENDS OR DISTRIBUTIONS.

                 (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (i) annual dividends payable in cash on January 15 of each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as an "Annual Dividend Payment Date"), commencing on the first Annual Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent), less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (ii) since the immediately preceding Annual Dividend Payment Date or, with respect to the first Annual Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (ii) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 1,000; PROVIDED, HOWEVER, that, if at any time after October 23, 2001, the Corporation shall (x) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and PROVIDED FURTHER, that, if at any time after October 23, 2001, the Corporation shall issue any shares of its capital stock in a merger, share exchange, reclassification, or change of the outstanding shares of Common Stock, then, in each such event, the Formula Number shall be appropriately adjusted to reflect such merger, share exchange, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, share exchange, reclassification or change.

                 (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Annual Dividend Payment Date and the next subsequent Annual Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Annual Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

                 (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Annual Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; PROVIDED, HOWEVER, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive an annual dividend and on or prior to the next succeeding Annual Dividend Payment Date shall begin to accrue and be cumulative from and after such Annual Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive an annual dividend on the first Annual Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding and entitled to receive such dividends.

                 (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock, unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared and paid.

                 (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions, except as provided herein.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:


                 (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each whole share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

                 (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

                 (c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of two annual dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a voting group to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per whole share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends that permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast such number of votes as are required by law for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled only by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate to the extent permitted by law, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

                 (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

         Section 4.  CERTAIN RESTRICTIONS.

                 (a) Whenever annual dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                       [1] declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                       [2] declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                       [3] redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                       [4] purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $.01 per whole share or
(ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         Section 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per whole share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

         Section 7.  NO REDEMPTION; NO SINKING FUND.

                 (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred

Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

                 (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

         Section 8. RANKING. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of
Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

         Section 9. FRACTIONAL SHARES. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one-thousandth (1/1,000) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-thousandth (1/1,000) of a share or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

         Section 10. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.01 par value per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

         Section 11. AMENDMENT. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect such holders adversely without the affirmative vote of the holders of at least
66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate voting group; PROVIDED, HOWEVER, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

                 IN WITNESS WHEREOF, Sypris Solutions, Inc. has caused this Certificate of Designation to be duly executed by its authorized officer and attested by its Secretary as of the 23rd day of October, 2001.


                                      SYPRIS SOLUTIONS, INC.


                                      By: /S/ JEFFREY T. GILL
                                          Jeffrey T. Gill
                                      Title: PRESIDENT

ATTEST:



/S/ RICHARD L. DAVIS
Richard L. Davis, Secretary

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                      FILED 12:30 PM 5/7/2002
                                                        020290162-2799254

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SYPRIS SOLUTIONS, INC.


                  Sypris Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  FIRST: That at meetings of the Board of Directors of the Corporation, resolutions were duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to Articles Fifth, Sixth and Eighth of the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable, and submitting said amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that the Board of Directors hereby authorizes and approves the following amendment to Article Fifth of the Certificate of Incorporation of this Corporation, the text of such article, as so amended, to read in its entirety as follows:


                  "FIFTH:  CAPITAL STOCK.

                           I. AUTHORIZED CAPITAL STOCK. The total number of shares which are authorized to be issued by the Corporation is 30,000,000 shares of common stock having a $.01 par value per share ("Common Stock"), 10,000,000 shares of nonvoting common stock having a $.01 par value per share ("Nonvoting Common Stock"), and 1,000,000 shares of preferred stock having a $.01 par value per share ("Preferred Stock").

                           A description of the foregoing classes of stock of the Corporation and a statement of the voting powers, preferences and relative rights and the qualifications, limitations or restrictions granted to or imposed upon the shares of each class is as follows:

                  II.      PREFERRED STOCK

                           A. Authority is hereby vested in the Board of Directors, by resolution, to divide any or all of the authorized shares of Preferred Stock into series and, within the limitations imposed by law and this Certificate of Incorporation, to fix and determine as to each such series:

                                  [1]     The  voting rights and powers, if any,
                  of the holders of shares of such series;

                                  [2]     The number of  shares  and designation
                  of such series;

                                  [3]     The annual dividend rate;

                                  [4]     The  prices  at,  and  the  terms  and
                  conditions  on which,  shares of such series may be redeemed;

                                  [5]     The  amounts payable on shares of such
                  series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                                  [6]     The  terms,  if any, upon which shares
                  of such series may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices and the rate of conversion or exchange, any adjustments thereof, and all other terms and conditions;

                                  [7]     The sinking fund  provisions,  if any,
                  for the redemption or purchase of shares of such series; and

                                  [8]     Such  other provisions as may be fixed
                  by the Board of Directors of the Corporation pursuant to the Delaware General Corporation Law.

                           B. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                           C. The Corporation may at any time permitted by the resolution adopted by the Board of Directors providing for the issue of any series of Preferred Stock and at the redemption price or prices and on the terms and conditions stated in said resolution, redeem the whole or any part of the shares of any series of Preferred Stock at the time outstanding.

                           D. Except when otherwise herein or by statute specifically provided, or except as provided by the resolution adopted by the Board of Directors providing for the issue of any series, the holders of shares of Preferred Stock shall not be entitled to vote at the election of directors or on any question arising at any meeting of stockholders of the Corporation.

                           E. To the extent permitted by the Delaware General Corporation Law, the shares of Preferred Stock shall be convertible into other shares of the capital stock of this Corporation upon such terms and conditions and at such rates of conversion or exchange as may be provided by the resolution adopted by the Board of Directors providing for the issue of any series.

                           III. COMMON STOCK AND NONVOTING COMMON STOCK. The Common Stock and Nonvoting Common Stock are identical, in all respects, except as follows:

                           A. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a stockholders' vote, while no shares of Nonvoting Common Stock shall have any voting rights, except for those voting rights required by the Delaware General Corporation Law.

                           B.  Subject  to the  limitations  prescribed  herein,
         holders  of  the  Common  Stock  and   Nonvoting   Common  Stock  shall
         participate equally in any dividends (payable in cash, stock or property) and stock splits, when and as declared by the Board of Directors, out of assets of the Corporation legally available therefor; provided, however, that, in the event of a stock split, or a pro rata stock dividend of like shares declared on outstanding shares, the holders of Common Stock shall receive shares of Common Stock and the holders of Nonvoting Common Stock shall receive shares of Nonvoting Common Stock.

                           C.  In  the  event  the  Corporation  is  liquidated,
         dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock and Nonvoting Common Stock shall participate equally in any distribution. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph.

                           D. If at any time while there are shares of Common Stock and Nonvoting Common Stock issued and outstanding, it shall be determined by the Board of Directors, in its sole discretion, that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the quotation, listing, or trading of the Corporation's Common Stock or Nonvoting Common Stock on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System, or would otherwise have a material adverse effect on the Corporation, in any such case due to the Corporation having more than one class of common shares outstanding, then the Board of Directors may by reversion convert all outstanding Nonvoting Common Stock into Common Stock on a share-for-share basis. To the extent practicable, notice of such conversion of Nonvoting Common Stock specifying the date fixed for said conversion shall be mailed, postage prepaid, at least 10 days but not more than 30 days prior to said conversion date to the holders of record of shares of Common Stock and Nonvoting Common Stock at their respective addresses as the same shall appear on the books of the

         Corporation; provided, however, that no failure or inability to provide such notice shall limit the authority or ability of the Board of Directors to convert all outstanding Nonvoting Common Stock into Common Stock. Immediately prior to the close of business on said conversion date (or, if said conversion date is not a business day, on the next succeeding business day) each outstanding share of Nonvoting Common Stock shall thereupon automatically be converted into a share of Common Stock and each certificate theretofore representing shares of Nonvoting Common Stock shall thereupon and thereafter represent a like number of shares of Common Stock.

                  IV.      GENERAL.

                           A. No holder of shares of the Corporation of any class, as such, shall have any preemptive right to subscribe for stock, obligations, warrants, subscription rights or other securities of the Corporation of any class, regardless of when authorized.

                           B. For the purposes of this Article FIFTH and of any resolution of the Board of Directors providing for the issue of any series of Preferred Stock or of any certificate of amendment filed with the Secretary of State of the State of Delaware (unless otherwise expressly provided in any such resolution or certificate), any class or classes of stock of the Corporation shall be deemed to rank junior to any other class or classes if the rights of the holders thereof shall be subject or subordinate to the rights of the holders of shares of such other class or classes in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution, or winding up."

         RESOLVED, that the Board of Directors hereby authorizes and approves the following amendments to Articles Sixth and Eighth of the Certificate of Incorporation of this Corporation, the texts of such articles, as so amended, to read in their entirety as follows:

                  "SIXTH:  DIRECTORS.

                           A. The affairs of the Corporation are to be conducted by a Board of Directors of not fewer than three (3) nor more than twelve (12) members, the number to be set by the directors as provided in the Bylaws of the Corporation. The directors shall be divided into three classes as nearly equal in number as possible. Class I directors shall be elected initially for a term expiring at the annual meeting of stockholders held in 2003, Class II directors shall be elected initially for a term expiring at the annual meeting of stockholders held in 2004, and Class III directors shall be elected initially for a term expiring at the annual meeting of stockholders held in 2005. Thereafter, directors chosen to succeed those whose terms expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders following their election. In the event of any increase or decrease in the number of authorized directorships, the newly created or eliminated directorships shall be apportioned by the Board of Directors among the classes as equally as possible. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors, although less than a quorum, shall have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy. Directors elected to fill a vacancy shall hold office until the term of the Class to which they shall have been elected expires.

                           B. Notwithstanding the foregoing, whenever the holders of any series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such series of Preferred Stock as fixed by the Board of Directors, and such directors so elected shall not be divided into classes pursuant to this Article Sixth unless expressly provided by the terms of such series.

                           C. Directors of the Corporation may be removed by the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

                           D. Notwithstanding any other provision of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of not less than eighty percent (80%) of all shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with this Article Sixth."

                  "EIGHTH: STOCKHOLDER ACTION; CALL OF SPECIAL MEETINGS OF STOCKHOLDERS.

                           A. No action required or permitted to be taken by the stockholders of the Corporation at any duly called annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                           B. Special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Directors in writing, or by the holders of not less than eighty percent (80%) of all shares entitled to cast votes at the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

                           C. Notwithstanding any other provision of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of not less than eighty percent (80%) of all shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with this Article Eighth."

                  SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the annual meeting of the stockholders of the Corporation was held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of each of the foregoing amendments.

                  THIRD: That each of the foregoing amendments was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN  WITNESS   WHEREOF,   said   Corporation  has  caused  this
certificate to be signed by Jeffrey T. Gill, its President and Chief Executive Officer, as of this 7th day of May, 2002.

                                     SYPRIS SOLUTIONS, INC.



                                    By: /S/ JEFFREY T. GILL
                                        Jeffrey T. Gill, President and Chief
                                        Executive Officer

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 12:35 PM 5/7/2002
                                                        020291715-2799254

                      AMENDED CERTIFICATE OF DESIGNATION OF
                             SYPRIS SOLUTIONS, INC.

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware

         Sypris Solutions, Inc. (the "Corporation"), a corporation organized under the Delaware General Corporation Law (the "DGCL"), in accordance with
Section 103 of the DGCL, DOES HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and a Certificate of Designation of Preferences and Rights of Preferred Stock, Series A, of the Corporation filed with the Delaware Secretary of State on October 24, 2001, the Board of Directors of the Corporation has authorized and directed that the number of shares of Preferred Stock, Series A, be increased from 11,000 shares to 18,400 shares pursuant to a resolution which was adopted by the Board of Directors on May 7, 2002.

         IN WITNESS WHEREOF, Sypris Solutions, Inc. has caused this Certificate to be duly executed by its authorized officer and attested by its Secretary as of the 7th day of May, 2002.

                                 SYPRIS SOLUTIONS, INC.


                                 By:/S/ JEFFREY T. GILL
                                    Jeffrey T. Gill
                                 Title:President and CEO

ATTEST:



/S/ RICHARD L. DAVIS
Richard L. Davis, Secretary